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                                                                  Exhibit 99.1

NEWS                                           For Immediate Release

- --------------------------------------------------------------------------
     Contact:  Kirk Winkler             Michele Katz
     Fusion Systems Corporation         Morgen Walke Associates
     (301) 251-0300                     (212) 850-5600


           FUSION SYSTEMS IN $121 MILLION SALE OF UV CURING BUSINESS
    "Pure Play" in Semiconductor Equipment Will Maximize Shareholder Value

     ROCKVILLE, MD, AUGUST 15, 1996 - FUSION SYSTEMS CORPORATION (NASDAQ NM:FUSN) announced today that it has agreed to sell its ultraviolet curing equipment business for $121 million in cash to Fairey Group plc (LSE: FAY). When the transaction is completed, in approximately thirty days subject to US regulatory approval, Fusion will be a "pure play" supplier of advanced semiconductor manufacturing equipment with more than $100 million in cash.

     "An unusual opportunity to consolidate semiconductor equipment suppliers is arising with the industry's increasing emphasis on global service and support, process integration and standardization, and the developing need for 300 millimeter tools," stated Leslie S. Levine, President and CEO of Fusion Systems. "We intend to play a key role in the consolidation trend. Our semiconductor equipment business already has excellent management, technology and products, market acceptance, and financial performance. With over $100 million in cash after the sale of our UV curing business, we can be that much more effective in addressing the consolidation, investment and share repurchase opportunities that are developing in the current industry slowdown."

     "We have all grown up with Fusion UV Curing and we care deeply about it," noted Daniel Tessler, Chairman of Fusion's Board of Directors. "It is a fine business with superb management, a steady contributor with excellent prospects, but it has not been well understood or, in our judgment, properly valued since the IPO of Fusion Systems in 1994. We have known and respected Fairey for some years, and believe that UV's managers, employees and customers will be pleased with their new relationships."

     Fusion UV Curing is the world's leading manufacturer of ultraviolet curing equipment used by major industrial companies to cure or dry special inks, coatings and adhesives in a broad cross-section of applications. Fusion UV Curing contributed $28.7 million to consolidated net revenues and $4.7 million to operating income in the first half of 1996. Following the sale, Fairey Group will operate the UV curing equipment business under the name Fusion UV Systems Inc., and will retain the subsidiary's operating management and its approximately 300 employees.

     The proposed transaction will be a sale of assets and an assumption of specified liabilities of the Fusion UV Curing business as well as the sale of stock in some related subsidiaries. Fusion Systems will receive $121 million in cash which, after costs and full tax provision, will result in a one-time gain of approximately $54 million or about $6.60 per share. In a separate










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transaction, Fairey Group plc will pay $5 million to Fusion Lighting, Inc., a former subsidiary of Fusion Systems which makes visible lighting products, for certain UV technology-sharing and non-competition agreements and for certain intangible property.

     On an as-adjusted basis, after the sale, Fusion Systems will have approximately $105 million in cash net of taxes payable. Its continuing business, Fusion Semiconductor Systems, is a leading supplier of asher and photostabilizer tools used to make advanced semiconductor devices. In the first half of 1996, Fusion Semiconductor Systems' net revenues and operating income were $50.0 million and $10.2 million, respectively, and generated earnings of $0.86 per share.

     Fusion Systems also announced that it has significantly cut corporate overhead and operating expenses in the continuing business, to reflect its more focused nature and lower revenue expectations anticipated for the next several quarters. These actions resulted in layoffs of 89 employees.

     Except for historical information, the matters discussed in this news release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially from those projected, including, but not limited to, delays or cancellations of orders due to business and/or economic conditions, pricing pressure and the impact of competitive products, the timely development and acceptance of new products, manufacturing efficiencies and other risks detailed from time to time in the Company's SEC reports. The Company assumes no obligation to update the information in this release.

     Fusion Systems Corporation is headquartered in Rockville, Maryland and has offices throughout the United States, Europe, Japan and Korea. Fusion's World Wide Web site address is http://www.fusn.com.

     Fairey Group plc, headquartered in Egham, Surrey, England, is a diversified manufacturer with operations in electronic controls, process measurement and specialized engineering. The company produces a wide range of products for the elecronics and electrical power, aerospace and defense, filtration and specialized ceramics sectors. Fairey Group's reported sales for the year ended December 31, 1995 were 196.3 million pound sterling.

                              (Tables to follow)

























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
                          FUSION SYSTEMS CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)

                                                                 Restated            Restated
                                                                   As of               As of            As Adjusted
                                                                 12/31/95             6/28/96             6/28/96
                                                               -------------       --------------      --------------
                                                                  Note 1               Note 1              Note 2

Cash                                                           $     36,691         $     25,580        $    141,332

Trade Receivables                                                    13,355               20,506              20,506

Inventory                                                            11,173               17,072              17,072

Net Assets of Discontinued Operations                                23,126               25,002                   -
                                                               ------------         ------------        ------------

      Current Assets                                                 84,345               88,160             178,910

Prepaid Expenses                                                        819                  980                 980

Fixed Assets                                                          7,430               12,346              12,346

Other Assets                                                          2,443                3,407               3,407
                                                               ------------         ------------        ------------

        Total Assets                                           $     95,037         $    104,893        $    195,643
                                                               ============         ============        ============


Other Current Liabilities                                      $      8,295         $      8,517        $      8,517

Taxes Payable                                                  $      1,009         $        158              36,408

Stockholders'  Equity                                                85,733               96,218             150,718
                                                               ------------         ------------        ------------

        Total  Liabilities and Equity                          $     95,037         $    104,893        $    195,643
                                                               ============         ============        ============

Note 1 - As restated for the reclassification of the net assets of UV Curing (see Note 2)

Note 2 - Gives effect to the sale of UV Curing , for cash proceeds of approximately $116 million, net of transaction costs, as if the transaction had occurred on 6/28/96












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
                           FUSION SYSTEMS CORPORATION
                     RESTATED STATEMENTS OF INCOME (Note 1)
                                  (Unaudited)


                                                                         Three Months Ended                          Year
                                                         ---------------------------------------------------        Ended
                                                          3/31/95       6/30/95       9/29/95       12/31/95      12/31/95
                                                         --------      --------       --------      --------      --------
Net Revenues                                             $ 13,501      $ 14,664       $ 12,568      $ 17,748      $ 58,481
Cost of Sales                                               5,583         6,290          5,113         8,550        25,536
                                                         --------      --------       --------      --------      --------
            Gross Profit                                    7,918         8,374          7,455         9,198        32,945
                                                         --------      --------       --------      --------      --------
Operating Expenses:
     Selling, general and administrative                    2,968         3,273          3,129         3,394        12,764
     Research, development and engineering                  1,557         2,348          1,956         1,821         7,682
                                                         --------      --------       --------      --------      --------
            Total operating expenses                        4,525         5,621          5,085         5,215        20,446
                                                         --------      --------       --------      --------      --------
            Operating Income                                3,393         2,753          2,370         3,983        12,499

Other Income                                                  622           452            428           580         2,082
                                                         --------      --------       --------      --------      --------
             Income from continuing operations
                before income taxes                         4,015         3,205          2,798         4,563        14,581
Provision for Income Taxes on Continuing Operations         1,546         1,234          1,077         1,588         5,445
                                                         --------      --------       --------      --------      --------

             Income from continuing operations              2,469         1,971          1,721         2,975         9,136

Income from Discontinued Operations Net of                  1,409         1,988          1,398         1,334         6,129
     Income Tax
                                                         --------      --------       --------      --------      --------
             Net income                                  $  3,878      $  3,959       $  3,119      $  4,309      $ 15,265
                                                         ========      ========       ========      ========      ========


Earnings Per Share:
      Continuing operations                               $  0.31       $  0.24        $  0.21       $  0.37       $  1.13
      Discontinued operations                             $  0.17       $  0.25        $  0.17       $  0.16       $  0.75
                                                         --------      --------       --------      --------      --------
              Total                                       $  0.48       $  0.49        $  0.38       $  0.53       $  1.88
                                                         ========      ========       ========      ========      ========

Weighted-Average Shares Outstanding                         8,066         8,140          8,140         8,124         8,120
                                                         ========      ========       ========      ========      ========


                                                                                       Six
                                                                                      Months
                                                           Three Months Ended          Ended
                                                         ------------------------------------
                                                         3/29/96       6/28/96       6/28/96
                                                         --------      --------      --------
Net Revenues                                             $ 24,768      $ 25,252      $ 50,020
Cost of Sales                                              11,081        10,714        21,795
                                                         --------      --------      --------
            Gross Profit                                   13,687        14,538        28,225
                                                         --------      --------      --------
Operating Expenses:
     Selling, general and administrative                    5,294         4,968        10,262
     Research, development and engineering                  3,478         4,262         7,740
                                                         --------      --------      --------
            Total operating expenses                        8,772         9,230        18,002
                                                         --------      --------      --------
            Operating Income                                4,915         5,308        10,223

Other Income                                                  560           373           933
                                                         --------      --------      --------
             Income from continuing operations
                before income taxes                         5,475         5,681        11,156
Provision for Income Taxes on Continuing Operations         2,053         2,130         4,183
                                                         --------      --------      --------

             Income from continuing operations              3,422         3,551         6,973

Income from Discontinued Operations Net of                  1,395         1,631         3,026
     Income Tax
                                                         --------      --------      --------
             Net income                                  $  4,817      $  5,182      $  9,999
                                                         ========      ========      ========


Earnings Per Share:
      Continuing operations                               $  0.42       $  0.44       $  0.86
      Discontinued operations                             $  0.18       $  0.20       $  0.38
                                                         --------      --------      --------
              Total                                       $  0.60       $  0.64       $  1.24
                                                         ========      ========      ========

Weighted-Average Shares Outstanding                         8,059         8,119         8,089
                                                         ========      ========      ========

Note 1  -  As restated for the reclassification of the UV Curing operation








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